                                                             Exhibit No. EX-99.b

                                    Amended and Restated as of December 6, 2005

                           AMENDED AND RESTATED BYLAWS
                                       OF
                               OPTIMUM FUND TRUST,
                           a Delaware Statutory Trust

                                  INTRODUCTION

     These  Bylaws shall be subject to the Amended and  Restated  Agreement  and
Declaration  of  Trust,  as from time to time in effect  (the  "Agreement"),  of
Optimum Fund Trust, a Delaware  statutory  trust (the "Trust").  In the event of any inconsistency  between the terms hereof and the terms of the Agreement,  the terms of the  Agreement  shall  control.  Capitalized  terms used herein and not herein defined are used as defined in the Agreement.

                                    ARTICLE I
                                     OFFICES

SECTION 1.  PRINCIPAL OFFICE. The Trustees shall fix and, from time to time, may change the location of the principal  executive office of the Trust at any place within or outside the State of Delaware.

SECTION 2.  DELAWARE OFFICE.The business address of the registered office of the
Trust in the  State of  Delaware  and of the  registered  agent of the Trust for service of process is: Corporation Service Company, 2711 Centerville Road, Suite
400, Wilmington, Delaware 19808.

SECTION 3.  OTHER  OFFICES. The Trustees may at any time  establish and maintain other branch or  subordinate  offices and places of business as the Trustees may determine.

                                   ARTICLE II
                           OFFICERS AND THEIR ELECTION

SECTION 1.  OFFICERS.  The  officers  of  the  Trust  shall  be a  President,  a
Treasurer, a Secretary, and such other officers as the Trustees may from time to time elect.  The Trustees may delegate to any officer or committee  the power to appoint any  subordinate  officers or agents.  It shall not be necessary for any
Trustee or other officer to be a holder of Shares in the Trust.

SECTION 2.  ELECTION OF OFFICERS. The Treasurer and Secretary shall be chosen by the  Trustees.  The President  shall be chosen by and from the Trustees.  Two or more offices may be held by a single  person except the offices of President and
Secretary.  Subject to the  provisions of Section 13 of Article III hereof,  the
President,  the Treasurer  and the Secretary  shall each hold office until their successors  are chosen and qualified and all other officers shall hold office at the pleasure of the Trustees.

SECTION 3.  RESIGNATIONS.  Any officer of the Trust may resign,  notwithstanding
Section  2  hereof,  by filing a written  resignation  with the  President,  the
Trustees or the Secretary, which resignation shall take effect on being so filed or at such time as may be therein specified.

                                   ARTICLE III
                   POWERS AND DUTIES OF OFFICERS AND TRUSTEES

SECTION 1.  MANAGEMENT  OF THE  TRUST-GENERAL.  The  business and affairs of the
Trust shall be managed by, or under the  direction  of, the  Trustees,  and they
shall   have  all   powers   necessary   and   desirable   to  carry  out  their
responsibilities,  so far as such powers are not  inconsistent  with the laws of the United States of America and the State of Delaware, the Agreement,  or these
Bylaws.

SECTION 2.  EXECUTIVE AND OTHER COMMITTEES.The Trustees may elect from their own number an  executive  committee,  which  shall have any or all the powers of the
Trustees while the Trustees are not in session. The Trustees may also elect from their own number other  committees from time to time. The number  composing such committees  and the powers  conferred upon the same are to be determined by vote of a majority of the Trustees.  All members of such  committees  shall hold such offices at the  pleasure  of the  Trustees.  The  Trustees  may abolish any such committee at any time. Any committee to which the Trustees delegate any of their powers or duties shall keep records of its meetings and shall report its actions to the  Trustees.  The  Trustees  shall have power to rescind  any action of any committee, but no such rescission shall have retroactive effect.

SECTION 3.  COMPENSATION. Each Trustee and each committee member may receive such compensation for his services and reimbursement for his expenses as may be fixed from time to time by resolution of the Trustees.

SECTION 4.  CHAIRMAN. The Board of Trustees shall elect from among its members a
Chairman  of the  Board  who  shall  at all  times  be a  Trustee  who is not an interested  person  of the Trust as that term is  defined  by the 1940 Act.  The
Chairman  of the Board  shall be an officer of the Board but not of the Trust or any of its Series,  and as such, shall preside over all meetings of the Board of
Trustees when present and shall have such other  responsibilities  in furthering the Board's  functions as may be  prescribed  from time to time by resolution of the Board. It shall be understood  that each Trustee,  including the Chairman of the Board,  shall have equal  responsibility  to act in good faith,  in a manner which he  reasonably  believes  to be in the  interest of the Trust and with the care that an ordinarily prudent person in a like position as a Trustee would use under similar circumstances.

SECTION 5.  PRESIDENT. The President shall be the chief executive officer of the
Trust  and,  subject  to the  direction  of the  Trustees,  shall  have  general administration of the business and policies of the Trust. Except as the Trustees may otherwise order, the President shall have the power to grant, issue, execute or sign such powers of attorney,  proxies,  agreements or other documents as may be deemed  advisable  or necessary in the  furtherance  of the  interests of the
Trust or any Series thereof.  He shall also have the power to employ  attorneys, accountants  and other  advisers  and agents  and  counsel  for the  Trust.  The
President  shall  perform such duties  additional to all of the foregoing as the
Trustees may from time to time designate.

SECTION  6. TREASURER.   The  Treasurer  shall be the  principal  financial  and
accounting  officer of the Trust.  He shall deliver all funds and  securities of the Trust which may come into his hands to such  company as the  Trustees  shall employ as Custodian in accordance  with the Agreement and applicable  provisions of law. He shall make annual reports regarding the business and condition of the
Trust,  which reports shall be preserved in Trust records,  and he shall furnish such other  reports  regarding  the business  and  condition of the Trust as the
Trustees  may from  time to time  require.  The  Treasurer  shall  perform  such additional duties as the Trustees may from time to time designate.

SECTION 7.  SECRETARY.  The Secretary shall record in books kept for the purpose all  votes  and  proceedings  of the  Trustees  and the  Shareholders  at  their respective  meetings.  He shall  have the  custody of the seal,  if any,  of the
Trust.  The Secretary shall perform such  additional  duties as the Trustees may from time to time designate.

SECTION 8.  VICE PRESIDENT.  Any Vice  President of the Trust shall perform such duties as the Trustees or the President may from time to time designate.  At the request or in the absence or disability  of the  President,  the Vice  President
(or,  if there  are two or more  Vice  Presidents,  then the  senior of the Vice
Presidents  present and able to act) may perform all the duties of the President and,  when so  acting,  shall  have all the  powers of and be subject to all the restrictions upon the President.

SECTION 9.  ASSISTANT  TREASURER.  Any  Assistant  Treasurer  of the Trust shall perform  such  duties as the  Trustees  or the  Treasurer  may from time to time designate, and, in the absence of the Treasurer, the senior Assistant Treasurer, present and able to act, may perform all the duties of the Treasurer.

SECTION 10. ASSISTANT  SECRETARY.   Any  Assistant  Secretary of the Trust shall
perform  such  duties as the  Trustees  or the  Secretary  may from time to time designate, and, in the absence of the Secretary, the senior Assistant Secretary, present and able to act, may perform all the duties of the Secretary.

SECTION 11. SUBORDINATE  OFFICERS.   The Trustees  from time to time may appoint
such other  officers  or agents as they may deem  advisable,  each of whom shall have such title,  hold office for such period,  have such  authority and perform such duties as the Trustees may  determine.  The Trustees  from time to time may delegate to one or more  officers or committees of Trustees the power to appoint any such subordinate  officers or agents and to prescribe their respective terms of office, authorities and duties.

SECTION 12. SURETY  BONDS.  The Trustees may require any officer or agent of the
Trust to execute a bond (including, without limitation, any bond required by the
Investment  Company Act of 1940,  as amended  ("the 1940 Act") and the rules and regulations  of the Securities and Exchange  Commission  ("Commission"))  to the
Trust  in such  sum and  with  such  surety  or  sureties  as the  Trustees  may determine,  conditioned upon the faithful performance of his duties to the Trust including  responsibility  for  negligence  and for the accounting of any of the
Trust's property, funds or securities that may come into his hands.

SECTION 13. REMOVAL.   Any officer  may be removed  from office  whenever in the
judgment of the Trustees the best interest of the Trust will be served  thereby, by the vote of a majority of the  Trustees  given at any regular  meeting or any special  meeting of the  Trustees,  or by written  consent of a majority  of the
Trustees.  In addition,  any officer or agent  appointed in accordance  with the provisions of Section 11 hereof may be removed, either with or without cause, by any officer  upon whom such power of removal  shall have been  conferred  by the
Trustees.

SECTION 14. REMUNERATION.  The salaries or other  compensation,  if any, of the officers  of the Trust  shall be fixed  from time to time by  resolution  of the
Trustees.

                                   ARTICLE IV
                            MEETINGS OF SHAREHOLDERS

SECTION 1.  SPECIAL  MEETINGS.  A special  meeting of the shareholders  shall be called by the Secretary whenever (a) ordered by the Trustees or (b) requested in writing  by the  holder or  holders  of at least 10% of the  Outstanding  Shares entitled to vote. If the  Secretary,  when so ordered or  requested,  refuses or neglects for more than 30 days to call such special meeting, the Trustees or the
Shareholders so requesting,  may, in the name of the Secretary, call the meeting by giving  notice  thereof in the manner  required  when  notice is given by the
Secretary. If the meeting is a meeting of the Shareholders of one or more Series or Classes of Shares,  but not a meeting of all Shareholders of the Trust,  then only special  meetings of the Shareholders of such one or more Series or Classes shall be called and only the  shareholders of such one or more Series or Classes shall be entitled to notice of and to vote at such meeting.

SECTION 2.  NOTICE.  Except as above  provided,  notices  of any  meeting of the
Shareholders  shall be given by the Secretary by delivering or mailing,  postage prepaid,  to each  Shareholder  entitled  to vote at said  meeting,  written  or printed notification of such meeting at least seven (7) days before the meeting, to such address as may be registered with the Trust by the  Shareholder.  Notice of any  Shareholder  meeting need not be given to any  Shareholder  if a written waiver of  notice,  executed  before or after  such  meeting,  is filed with the record of such meeting,  or to any  Shareholder who shall attend such meeting in person or by proxy.

SECTION 3.  ADJOURNED  MEETING;  NOTICE.   Any   Shareholders'  meeting  may  be
adjourned  from time to time (and at any time during the course of the  meeting)
by a majority  of the votes cast by those  Shareholders  present in person or by proxy, or by the chairperson of the meeting. Any adjournment may be with respect to one or more  proposals,  but not  necessarily  all proposals,  to be voted or acted  upon at such  meeting  and any  adjournment  will not delay or  otherwise affect the  effectiveness  and  validity  of a vote or other  action  taken at a
Shareholders'  meeting prior to adjournment.  When any Shareholders'  meeting is adjourned  to another time or place,  notice need not be given of the  adjourned meeting  at which the  adjournment  is taken,  unless a new  record  date of the adjourned  meeting  is fixed or  unless  the  adjournment  is for more  than one hundred eighty (180) days from the record date set for the original meeting,  in which  case the  Trustees  shall set a new  record  date.  If notice of any such adjourned  meeting is required pursuant to the preceding  sentence,  it shall be given to each Shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Section 2 of this Article IV. At any adjourned meeting,  the Trust may transact any business that might have been transacted at the original meeting.

SECTION  4. VOTING-PROXIES.   Subject  to  the  provisions  of  the  Agreement,
shareholders  entitled to vote may vote  either in person or by proxy,  provided that  either (a) an  instrument  authorizing  such proxy to act is  executed  in writing by the  Shareholder  and dated not more than  eleven  months  before the meeting,  unless the instrument specifically provides for a longer period or (b)
the Trustees  adopt by resolution an  electronic,  telephonic,  computerized  or other  alternative  form of  execution  authorizing  the  proxy  to  act,  which authorization  is  received  not more than  eleven  months  before the  meeting.
Proxies  shall be  delivered  to the  Secretary  of the  Trust  or other  person responsible  for  recording  the  proceedings  before being voted.  A proxy with respect  to  Shares  held in the name of two or more  persons  shall be valid if executed  by one of them  unless at or prior to exercise of such proxy the Trust receives a specific written notice to the contrary from any one of them.  Unless otherwise  specifically limited by their terms, proxies shall entitle the holder thereof  to vote at any  adjournment  of a  meeting.  A proxy  purporting  to be exercised  by or on  behalf  of a  Shareholder  shall  be  deemed  valid  unless challenged  at or prior to its  exercise  and the burden or  proving  invalidity shall rest on the challenger.  At all meetings of the  Shareholders,  unless the voting is conducted by inspectors,  all questions relating to the qualifications of voters,  the validity of proxies,  and the  acceptance  or rejection of votes shall be decided by the  Chairman of the meeting.  Except as otherwise  provided herein or in the Agreement,  as these Bylaws or such Agreement may be amended or supplemented  from time to time, all matters  relating to the giving,  voting or validity of proxies  shall be governed  by the  General  Corporation  Law of the
State of Delaware relating to proxies, and judicial interpretations  thereunder, as  if  the  Trust  were  a  Delaware  corporation  and  the  Shareholders  were shareholders of a Delaware corporation.

SECTION 5.  PLACE OF MEETING.  All special meetings of the Shareholders shall be held at the  principal  place of business of the Trust or at such other place in the United States as the Trustees may designate.

SECTION 6.  ACTION WITHOUT A MEETING. Any action to be taken by Shareholders may be taken  without a meeting if all  Shareholders  entitled to vote on the matter consent to the action in writing  and the  written  consents  are filed with the records of meetings of Shareholders of the Trust.  Such written consent shall be treated for all purposes as a vote at a meeting of the Shareholders  held at the principal place of business of the Trust.

                                    ARTICLE V
                              MEETINGS OF TRUSTEES

SECTION 1.  SPECIAL  MEETINGS.  Special  meetings of the  Trustees may be called orally or in writing by the  Chairman  of the Board of Trustees or any two other
Trustees.

SECTION 2.  REGULAR  MEETINGS.  Regular  meetings of the Trustees may be held at such places and at such times as the Trustees  may from time to time  determine;
each Trustee present at such  determination  shall be deemed a party calling the meeting  and no call or notice will be  required  to such  Trustee,  except when otherwise  required by applicable  law,  provided that any Trustee who is absent when such  determination  is made shall be given notice of the  determination by the Chairman or any two other Trustees, as provided for in the Agreement.

SECTION 3.  QUORUM. A majority of the Trustees shall constitute a quorum for the transaction  of  business  and an  action  of a  majority  of the  quorum  shall constitute action of the Trustees.

SECTION 4.  NOTICE.  Except as otherwise provided, notice of any special meeting of the  Trustees  shall be given by the party  calling  the  meeting,  or by the
Secretary  of the Trust at the  direction of the party  calling the meeting,  to each Trustee, as provided for in the Agreement.  A written notice may be mailed, postage  prepaid,  addressed to him at his address as registered on the books of the Trust or, if not so registered, at his last known address.

SECTION 5.  PLACE OF MEETING. All special meetings of the Trustees shall be held at the  principal  place of  business  of the Trust or such  other  place as the
Trustees may designate. Any meeting may adjourn to any place.

SECTION 6.  SPECIAL  ACTION.   When all the  Trustees  shall be  present  at any
meeting,  however called or wherever held, or shall assent to the holding of the meeting  without  notice,  or shall sign a written assent thereto filed with the record  of such  meeting,  the  acts of such  meeting  shall be valid as if such meeting had been regularly held.

SECTION 7.  ACTION BY CONSENT. Any action by the Trustees may be taken without a meeting if a written consent thereto is signed by a majority of the Trustees and filed with the records of the Trustees' meeting.  Such consent shall be treated, for all  purposes,  as a vote at a meeting of the Trustees held at the principal place of  business  of the  Trustees.

SECTION 8.  PARTICIPATION  IN MEETINGS BY  CONFERENCE  TELEPHONE.  Trustees  may
participate  in a  meeting  of  Trustees  by  conference  telephone  or  similar communications  equipment  by means of which all  persons  participating  in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.  Any meeting  conducted by telephone  shall be deemed to take place at and from the principal office of the Trust.

                                   ARTICLE VI
                               BENEFICIAL INTEREST

SECTION 1.  BENEFICIAL  INTEREST. The beneficial  interest in the Trust shall at all times be divided into such  transferable  Shares of one or more separate and distinct  Series,  or Classes  thereof,  as the Trustees shall from time to time create and establish.  The number of Shares is unlimited, and each Share of each
Series or Class thereof shall be without par value and shall  represent an equal proportionate interest with each other Share in the Series, none having priority or  preference  over  another,  except to the  extent  that such  priorities  or preferences  are  established  with  respect  to one or more  Classes  of Shares consistent with applicable law and any rule or order of the Commission.

SECTION 2.  TRANSFER OF SHARES.  The  Shares of the Trust shall be transferable, so as to affect the rights of the Trust,  only by transfer recorded on the books of the Trust, in person or by attorney.

SECTION 3.  EQUITABLE  INTEREST NOT  RECOGNIZED.  The Trust shall be entitled to treat the holder of record of any Share or Shares of beneficial  interest as the holder in fact  thereof,  and shall not be bound to recognize  any  equitable or other claim or interest in such Share or Shares on the part of any other  person except as may be otherwise expressly provided by law.

SECTION 4.  SHARE CERTIFICATE.   No  certificates  certifying  the  ownership of
Shares  shall be issued  except as the  Trustees may  otherwise  authorize.  The
Trustees may issue  certificates to a Shareholder of any Series or Class thereof for any purpose and the issuance of a  certificate  to one or more  Shareholders shall not require the issuance of certificates  generally. In the event that the
Trustees authorize the issuance of Share certificates, such certificate shall be in the form  proscribed from time to time by the Trustees and shall be signed by the President or a Vice  President and by the  Treasurer,  Assistant  Treasurer,
Secretary or Assistant  Secretary.  Such  signatures  may be  facsimiles  if the certificate  is signed  by a  transfer  or  shareholder  services  agent or by a registrar,  other than a Trustee,  officer or employee of the Trust. In case any officer  who has signed or whose  facsimile  signature  has been  placed on such certificate  shall have ceased to be such  officer  before such  certificate  is issued,  it may be issued by the Trust with the same effect as if he or she were such  officer at the time of its  issue.  In lieu of  issuing  certificates  for
Shares,  the Trustees or the transfer or  shareholder  services agent may either issue receipts therefor or may keep accounts upon the books of the Trust for the record  holders of such  Shares,  who shall in either  case be  deemed,  for all purposes hereunder, to be the holders of certificates for such Shares as if they had accepted such certificates and shall be held to have expressly  assented and agreed to the terms hereof.

SECTION 5.  LOSS OF  CERTIFICATE. In the case of the alleged loss or destruction or the mutilation of a Share certificate,  a duplicate certificate may be issued in place thereof, upon such terms as the Trustees may prescribe.

SECTION 6.  DISCONTINUANCE OF ISSUANCE OF CERTIFICATES.  The Trustees may at any
time  discontinue the issuance of Share  certificates and may, by written notice to each  Shareholder,  require the surrender of Share  certificates to the Trust for cancellation. Such surrender and cancellation shall not affect the ownership or transferability of Shares in the Trust.

                                   ARTICLE VII
                        OWNERSHIP OF ASSETS OF THE TRUST

The  Trustees,  acting for and on behalf of the  Trust,  shall be deemed to hold legal and  beneficial  ownership of any income earned on securities  held by the
Trust issued by any business entity formed, organized or existing under the laws of any jurisdiction  other than a state,  commonwealth,  possession or colony of the United States or the laws of the United States.

                                  ARTICLE VIII
                               INSPECTION OF BOOKS

The Trustees shall from time to time determine  whether and to what extent,  and at what times and places, and under what conditions and regulations the accounts and books of the  Trust or any of them  shall be open to the  inspection  of the
Shareholders;  and no Shareholder shall have any right to inspect any account or book or document of the Trust  except as  conferred  by law or  otherwise by the
Trustees or by resolution of the Shareholders.

                                   ARTICLE IX
                 INSURANCE OF OFFICERS, TRUSTEES, AND EMPLOYEES

The Trust may purchase and maintain insurance on behalf of any Covered Person or employee of the Trust, including any Covered Person or employee of the Trust who is or was serving at the request of the Trust as a Trustee,  officer or employee of a corporation,  partnership, joint venture, trust or other enterprise against any liability  asserted  against him and incurred by him in any such capacity or arising out of his status as such,  whether or not the  Trustees  would have the power to  indemnify  him against  such  liability.  The Trust may not acquire or obtain a contract for insurance that protects or purports to protect any Trustee or officer of the Trust against any  liability to the Trust or its  Shareholders to which he would  otherwise  be subject by reason or willful  misfeasance,  bad faith,  gross  negligence,  or reckless  disregard of the duties involved in the conduct of his office.

                                    ARTICLE X
                                      SEAL

The seal of the Trust  shall be  circular in form and bear the name of the trust and the  year of its  organization.  The form of the seal  shall be  subject  to alteration by the Trustees and the seal may be used by causing it or a facsimile to be impressed or affixed or printed or  otherwise  reproduced.  Any officer or
Trustee of the Trust shall have  authority to affix the seal of the Trust to any document,  instrument  or other paper  executed and delivered by or on behalf of the Trust;  however,  unless otherwise required by the Trustees,  the seal shall not be necessary  to be placed on and its absence  shall not impair the validity of any  document,  instrument,  or other  paper  executed by or on behalf of the
Trust.

                                   ARTICLE XI
                                   FISCAL YEAR

The  fiscal  year of each  Series  of the  Trust  shall  end on such date as the
Trustees shall from time to time determine.

                                   ARTICLE XII
                                    AMENDMENT

These Bylaws may be amended, supplemented,  restated, or repealed at any meeting of the  Trustees of the Trust by a majority  vote of the  Trustees or by written instrument signed by a majority of the Trustees.

                                  ARTICLE XIII
                             REPORTS TO SHAREHOLDERS

The Trustees shall at least  semi-annually  submit to the Shareholders a written financial  report of the Trust including  financial  statements,  which shall be certified at least annually by independent public accountants.

                                   ARTICLE XIV
                             REFERENCES AND HEADINGS

All  expressions  like  "his,"  "he" and "him"  shall be deemed to  include  the feminine and neuter, as well as masculine, genders. Headings are placed in these
Bylaws for  convenience of reference only and in case of any conflict,  the text of these Bylaws, rather than the headings, shall control.